PROMISSORY NOTE

1.
For value received, the undersigned, (hereinafter referred to as the “Borrower”), promises to pay to the order of the Astonia Group Ltd., (hereinafter referred to as  “Lender”), at its principal place of business at c/o Mossack Fonseca & C0 (BVI) Ltd., P.O. Box 3136, Road Town, Tortola, BVI, or at such other place as Lender may designate, the principal sum of US Eight Hundred Fifty Thousand Dollars (US$850,000) or such lesser amount as shall equal the aggregate amount disbursed to the Borrower by Lender pursuant to the Agreement between the Borrower and Lender, together with interest thereon at the rate of five (5%) percent per annum on the unpaid principal balance, computed from the date of each disbursement to the Borrower, until the Loan is repaid by the Borrower. Principal, together with interest thereon, is due and payable at the end of the loan terms, until said principal and interest shall be paid in full.

2.
The Borrower may prepay this Promissory Note in full or in part, without penalty. Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full. Prepayments shall be applied first to the payment of any outstanding late fees, then to interest and then to principal installments.

3.	On the occurrence of any event of default, as defined in paragraph 4 of this Promissory Note, Lender, at its sole election, may take any or all of the following actions:

A.
Declare all or any portion of the principal balance, along with accrued interest and late fees, under this Promissory Note to be immediately due and payable and may proceed to enforce this Promissory Note, upon the expiration of not less than thirty (30) days after the date written notice of Lender’s decision to accelerate is sent to Borrower. All amounts due after acceleration shall bear interest at the rate of five percent (5%) per annum. Lender may exercise this option to accelerate during any default by Borrower regardless of any prior forbearance.

B.
Require Borrower to take any and all action necessary, as security for the loan, to collateralize under duly executed security documents and agrees to be bound by the terms contained therein to Lender as the Secured Party.

C.	Exercise all of its rights and remedies enumerated herein, which rights are in addition to and not in limitation of any other rights Lender may have under the Agreement and applicable law.

4.	Each of the following events and conditions shall constitute an event of default under this Promissory Note and the Agreements:

A.	Failure of the Borrower to repay any principal, accrued interest, and late fees, if applicable, when due under the terms of this Promissory Note.

B.	Failure of the Borrower to comply with, and satisfy, all the terms, conditions, and obligations, required by the Loan Agreement as a condition for this Loan.

C.	Termination of the Loan Agreement pursuant to the terms thereof or breach by the Borrower of any terms or conditions of said Loan Agreement.

D.
Occurrence of: (1) the Borrower becoming insolvent or bankrupt or being unable or admitting in writing its inability to pay its debts as they mature or making a general assignment for the benefit of or entering into any composition or arrangement with creditors; (2) proceedings for the appointment of a receiver, trustee, or liquidator of the assets of the Borrower or a substantial part thereof, being authorized or instituted by or against the Borrower; (3) proceedings under any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law, or any jurisdiction being authorized or instituted against the Borrower; or (4) the Borrower ceases operations, is dissolved, or terminates its existence.

E.
Discovery of any false or misleading statement, warranty, representation, or fact, whether or not contained in any other Loan Documents, that when made or furnished to the Lender by or on behalf of the Borrower was relied upon by  Lender and induced it to extend the Loan to Borrower.

5.
No delay or failure of Lender in the exercise of any right or remedy hereunder or under any other agreement which secures or is related hereto shall affect any such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any further exercise thereof, and no action taken or omitted by Lender shall be deemed a waiver of any such right or remedy.

6.
Any notice required to be given to the Borrower hereunder shall be sent to the address shown on the Loan Agreement, or at such other address as the Borrower shall designate in writing to Lender. Notice to either party may be given using the following delivery methods: U.S. Mail, overnight mail, or personal delivery, providing evidence of receipt, to the respective parties identified in this Agreement. Delivery by fax or e-mail is not considered notice for the purposes of this Promissory Note.

7.
Borrower agrees to pay all costs and expenses, including reasonable attorney fees, which may be incurred by Lender in the enforcement and defense of the Loan Agreement, including such costs and expenses incurred in any appeal.

8.
This Promissory Note shall be binding upon the Borrower and its permitted successors and assigns and upon Lender and its permitted successors and assigns. Without the written consent of Lender, this Promissory Note is not assignable or transferable by Borrower either in whole or in part. Lender may assign its rights under this Promissory Note for security purposes, and in such event the assignee of this Promissory Note shall be entitled to enforce the provisions hereof and shall be a third party beneficiary of this Promissory Note.

9.	This Promissory Note shall be construed and enforced in accordance with the laws of the State of California.

Heavenstone Corp Borrower Frank Kong Name of Authorized Representative /s/ FRANK KONG Authorized Signature President & CEO Title 10/2/14 Date